Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Bridgeline Digital, Inc. on Form S-8 of our report dated December 23, 2020, with respect to our audit of the consolidated financial statements of Bridgeline Digital, Inc. as of September 30, 2020 and for the year ended September 30, 2020 appearing in the Annual Report on Form 10-K of Bridgeline Digital, Inc. for the year ended September 30, 2021, which report includes an explanatory paragraph as to the Company’s ability to continue as a going concern. We were dismissed as auditors on February 26, 2021 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal.  We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Marcum LLP

Marcum LLP
Boston, MA
May 13, 2022